Exhibit 99.1

FOR IMMEDIATE RELEASE

BIOSTAR PHARMACEUTICALS ACQUIRES
SHAANXI WEINAN HUAREN PHARMACEUTICALS, LTD.

XIANYANG, China, October 25, 2011 -- Biostar Pharmaceuticals, Inc. (NASDAQ GM: BSPM) ("Biostar" or "the Company"), a developer, manufacturer and marketer of pharmaceutical and health supplement products for a variety of diseases and conditions, today announced that on October 20, 2011, it completed the previously announced acquisition of Shaanxi Weinan Huaren Pharmaceuticals, Ltd. for an aggregate cash price of RMB 61 million (approximately USD$9.62 million).  Additionally, the name of the acquired company changed to Shaanxi Weinan Aoxing Pharmaceuticals, LLC. (“Shaanxi Weinan”).

Following the completion of this acquisition, Biostar increased its portfolio of drug approvals and permits with an additional 86 drugs (60 prescription drugs and 26 OTC drugs) and one health product.

Ronghua Wang, Biostar’s Chairman of the Board and Chief Executive Officer noted, “With the closing of this transaction, we have completed a significant step towards achieving our growth strategy of expanding our product portfolio and increasing our market share.  Shaanxi Weinan’s state-of-the-art facility has five production lines, a high-tech laboratory, and is located approximately 60 miles from our Xianyang facility.”

Mr. Wang added, “The acquisition of Shaanxi Weinan’s portfolio will also help us further diversify our product mix.  We will continue to manufacture and market Shaanxi Weinan’s existing products: Fosfomycin Calcium (prescription drug used to fight urinary tract infections), Huangyangning Tablets (prescription drug used for the treatment of cardiovascular disease), Zhitong Tougu Plaster Cream (OTC cream used as a pain reliever), Jiakangling Capsule (prescription drug used for the treatment of hyperthyroidism), Qianlietong Capsule (prescription drug used to diagnose benign prostatic hypertrophy), Wenweishu Capsules (prescription drug used to treat chronic gastritis), and Huaren Changweitong Capsule (health product used to improve gastrointestinal function).

“Furthermore, based on the results of market research we recently conducted, we plan to start to manufacture and market a number of new products including: Compound Paracetamol and Amantadine Hydrochloride (OTC drug used to fight the common cold), Danshen Tablets (prescription drug used for the  treatment of the coronary heart disease), Piracetam Tablets (prescription drug used for the treatment of cerebrovascular disease), Erythromycin Estolate Coated Particles (prescription drug used as anti-bacterial anti-inflammatory).  We expect to make these products available in the market in the next four months. Most of these drugs target widespread diseases and conditions affecting all ages, are sold in local pharmacies and hospitals in China, are included in the National Essential Medicines List and in most cases, are covered by personal health insurance.”

Mr. Wang noted, “Currently, these drugs are being manufactured and sold by several pharmaceutical companies in China and competition we are facing is formidable.  We plan to utilize our extensive distribution network which covers 25 provinces, over 11,000 rural medical sales outlets in the Shaanxi province and our sales team of over 300 people, to aggressively promote these products by offering them at prices lower than our competitors.  Our platform is supported by China’s $124 billion healthcare reform plan launched in 2009 with accessibility and affordability being the two major government guidelines of this plan.   Additionally, our goal is to continue to take advantage of the New Rural Medical Care Cooperative Program launched by the Chinese government in 2008, and benefit from an increased number of patients seeking cures through medicines offered in hospitals and healthcare centers.”

Mr. Wang concluded, “In 2012, we expect to generate at least $5 million in revenues from the newly acquired company. As previously announced, the acquisition of Shaanxi Weinan is expected to be accretive to 2012 earnings.”

Pictures of the Shaanxi Weinan facility and laboratory can be found at our website by clicking the following link:  http://www.biostarpharmaceuticals.com/newsdisp.asp?id=131

About Biostar Pharmaceuticals, Inc.
Biostar Pharmaceuticals, Inc., through its wholly owned subsidiary and controlled affiliate in China, develops, manufactures and markets pharmaceutical and health supplement products for a variety of diseases and conditions. The Company's most popular product is its Xin Aoxing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. For more information please visit: http://www.biostarpharmaceuticals.com.

Safe Harbor relating to the Forward-Looking Statements
Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The company uses words and phrases such as "guidance," "forecasted," "projects," "is expected," "remain confident," "will" and similar expressions to identify forward-looking statements in this press release, including forward-looking statements. Undue reliance should not be placed on forward-looking information. Forward-looking information is based on current expectations, estimates and projections that involve a number of risks, which could cause actual results to vary and in some instances to differ materially from those anticipated by Biostar and described in the forward-looking information contained in this news release. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the Company’s ability to achieve its growth strategy, incorporate and successfully develop additional drugs into the Company’s existing product portfolio, its ability to capitalize on the market opportunities presented by such acquisition, regulatory and other related approvals relating to the acquisition, the Company’s ability to integrate this acquisition into its current operations, its ability to complete the audit and other closing conditions relating to the acquisition,  success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our most recent Annual Report on Form 10-K for the year ended December 31, 2010, and other subsequent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

For more information contact:

BioStar Pharmaceuticals, Inc.                                                                The Equity Group, Inc.
Zack Pan, CFO                                                                                         Lena Cati
Tel: 405-996-8829                                                                                     Tel: 212 836-9611
Email: zpan@aoxing-group.com                                                            Email: lcati@equityny.com